Exhibit 4.1

THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

SOCIETAL CDMO, Inc.

COMMON STOCK PURCHASE WARRANT

dated as of November 17, 2017

THIS CERTIFIES THAT, for value received, Warberg WF XI LP or its successors or permitted assigns (such Person and such successors and assigns each being the “Warrant Holder” with respect to the Warrant held by it), at any time and from time to time on any Business Day on or prior to 5:00 p.m. (New York City time) on the Expiration Date (as herein defined), is entitled (a) to purchase from Societal CDMO, Inc., a Pennsylvania corporation (the “Company”), 348,664 Shares at a price per Share equal to the Exercise Price (as herein defined), and (b) to the other rights set forth herein; provided that the number of Shares issuable upon any exercise of this Warrant and the Exercise Price shall be adjusted and readjusted from time to time in accordance with Section 5. By accepting delivery of this Common Stock Purchase Warrant (this “Warrant”), the Warrant Holder agrees to be bound by the provisions hereof.

This Warrant has been issued by the Company to the Warrant Holder following the assignment, dated as of July 10, 2023 (the “Assignment Date”), to the Warrant Holder by OTA LLC of its rights to purchase 174,332 Warrant Shares under each of those certain Common Stock Purchase Warrants issued by the Company on November 17, 2017 (the “Original Warrants”) pursuant to Section 6 of the Original Warrants. This Warrant replaces the Original Warrants in their entirety.

IN FURTHERANCE THEREOF, the Company irrevocably undertakes and agrees for the benefit of Warrant Holder as follows:

Section 1.
Definitions and Construction.
(a)
Certain Definitions. As used herein (the following definitions being applicable in both singular and plural forms):

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Appraised Value” means at any time the fair market value thereof determined in good faith by the Board of Directors of the Company as of a date which is within ten (10) days of the date as of which the determination is to be made, subject to the rights of the Requisite Holders pursuant to Section 5(m).

“Asset Sale” has the meaning set forth in Section 2(h)(iii).

“Assignment Date” has the meaning set forth in the preamble hereto.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Cash/Public Sale Transaction” has the meaning set forth in Section 2(h)(i).

“Closing Price” means, for any trading day with respect to a Share, (a) the last reported bid price on such day on the Principal Trading Market, as reported by Bloomberg, or (b) if no bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported by OTC Markets Group.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act at the time.

“Company” has the meaning set forth in the preamble hereto.

“Convertible Securities” has the meaning set forth in Section 5(c)(ii).

“Corporate Reorganization” means the occurrence of any of the following: (i) a capital reorganization; (ii) a reclassification of the capital stock of the Company; (iii) a merger, consolidation or reorganization or other similar transaction or series of related transactions which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of or economic interests in the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization; (iv) the sale, lease, license, transfer, conveyance or other disposition of all or substantially all of the assets of the Company; (v) the sale of shares of capital stock of the Company, in a single transaction or series of related transactions, representing at least 50% of the voting power of the voting securities of or economic interests in the Company; or (vi) the acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) acquires, directly or indirectly, the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of capital stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the voting power of or economic interests in the then outstanding shares of capital stock of the Company.

“Distributed Property” has the meaning set forth in Section 5(b).

“Exchange Act” means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Exercise Amount” means for any number of Warrant Shares as to which this Warrant is being exercised the product of (i) such number of Warrant Shares multiplied by (ii) the Exercise Price.

“Exercise Price” means $8.6043, as adjusted from time to time pursuant to Section 5.

“Expiration Date” means November 17, 2024.

“Fair Market Value” means the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day). Notwithstanding the foregoing if the determination of Fair Market Value is in connection with a Corporate Reorganization, then the Fair Market Value per share shall be the value per Warrant Share to be realized in such pending transaction (including any contingent consideration receivable in connection therewith).

“Liquid Securities” shall mean a class of securities registered under Section 12(b) of the Exchange Act, which are (i) listed or quoted for trading on a Trading Market, and (ii) have a sufficiently liquid market such that the Warrant Shares that are received by the Warrant Holder upon a Cash/Public Sale Transaction could be sold by the Warrant Holder in their entirety for cash within ten (10) trading days after the Cash/Public Sale Transaction, without a material adverse impact on the Market Price thereof.

“Market Price” on any day means the unweighted average of the daily Closing Prices per Share for the twenty (20) consecutive trading days prior to such date. If the Closing Price cannot be calculated for a security on a particular date pursuant to the definition of “Closing Price,” the Closing Price of such security on such date shall be the Appraised Value.

“Options” has the meaning set forth in Section 5(c)(ii).

“Original Warrants” has the meaning set forth in the preamble hereto.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Trading Market” means the Trading Market on which the Shares are primarily listed and quoted for trading, which, as of the date of this Warrant, is the NASDAQ Capital Market.

“Pro-Rata Distribution” has the meaning set forth in Section 5(b).

“Requisite Holders” means at any time holders of Warrant Shares and Warrants representing at least a majority of the Warrant Shares outstanding or issuable upon the exercise of all the outstanding Warrants.

“Securities Act” means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Share Distribution” has the meaning set forth in Section 5(c).

“Share Reorganization” has the meaning set forth in Section 5(a).

“Shares” means the Company’s currently authorized common stock, $0.01 par value, and stock of any other class or other consideration into which such currently authorized capital stock may hereafter have been changed.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Alternext, the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market on which the Shares are listed or quoted for trading on the date in question.

“Warrant” has the meaning set forth in the preamble hereto and, as the context requires, includes any successor warrant or warrants issued upon a whole or partial exercise, transfer or assignment of this warrant or of any such successor warrant.

“Warrant Holder” has the meaning set forth in the preamble hereto.

“Warrant Securities” means this Warrant and the Warrant Shares, collectively.

“Warrant Shares” means Shares issued or issuable upon exercise of this Warrant as set forth in the preamble hereto.

(b)
Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles. When used herein, the term “financial statements” shall include the notes and schedules thereto. References to fiscal periods are to fiscal periods of the Company.
(c)
Computation of Time Periods. With respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Periods of days shall be counted in calendar days unless otherwise stated.
(d)
Construction. Unless the context requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant. Section, subsection, clause, exhibit and schedule references are to this Warrant, unless otherwise specified. Any reference to this Warrant includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.
(e)
Exhibits and Schedules. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

(f)
No Presumption Against Any Party. Neither this Warrant nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Warrant has been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.
Section 2.
Exercise of Warrant.
(a)
Exercise and Payment. The Warrant Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Business Day on or prior to the Expiration Date, by delivering to the Company (1) the Warrant, (2) a duly executed notice (a “Notice of Exercise”) in the form of Exhibit A and (3) payment to the Company of the Exercise Amount, at the election of the Warrant Holder, either:
(i)
by wire transfer of immediately available funds to the account of the Company in an amount equal to the Exercise Amount,
(ii)
by receiving from the Company the number of Warrant Shares equal to (A) the number of Warrant Shares as to which this Warrant is being exercised minus (B) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount, or
(iii)
any combination of the foregoing.

The Company acknowledges that the provisions of clause (ii) are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such clause (ii) will qualify as a conversion, within the meaning of paragraph (d)(3)(iii) of Rule 144 under the Securities Act. At the request of any Warrant Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section in order to accomplish such intent. For all purposes of this Warrant (other than this Section 2(a)), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Shares in accordance with the terms of clause (ii). If any portion of this Warrant is being exercised in accordance with clause (ii) and there is no applicable Closing Price, the Board of Directors shall notify the Warrant Holder within five (5) Business Days of a request by the Warrant Holder of its determination of the Appraised Value and the number of Warrant Shares issuable in accordance with clause (B) thereof (which determination shall be subject to Section 5(m) hereof).

(b)
Effectiveness and Delivery. As soon as practicable but not later than five (5) Business Days after the Company shall have received such Notice of Exercise and payment, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, (i) a certificate or certificates representing the number of Shares specified in such Notice of Exercise, or (ii) a confirmation of an electronic delivery of such Shares to the Warrant Holder’s account at the Depository Trust Company or a similar organization, in each case issued in the name of the Warrant Holder or in such other name or names of any Person or Persons designated in such Notice of Exercise. This Warrant shall be deemed to have been exercised and such Share certificate or certificates shall be deemed to have been issued, and the Warrant Holder or other Person or Persons designated in such Notice of Exercise shall be deemed for all purposes to have become a holder of record of Shares, all as of the date that such Notice of Exercise and payment shall have been received by the Company.
(c)
Surrender of Warrant. The Warrant Holder shall surrender this Warrant to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the Share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant for the unexercised portion of the Warrant, but in all other respects identical to this Warrant.
(d)
Legend. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Any certificate for Warrant Shares issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such Warrant Shares are registered under the Securities Act) shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate (who may be an employee of such holder), which counsel and opinion shall be reasonably acceptable to the Company, the Warrant Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act.

(e)
Fractional Shares. The Company shall not be required to issue fractions of Shares upon an exercise of the Warrant. If any fraction of a Share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional Share, the Company shall pay to the Warrant Holder, in cash, an amount equal to the same fraction multiplied by the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day).
(f)
Expenses and Taxes. The Company shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and any new Warrants, except that if the certificates for the Warrant Shares or the new Warrants are to be registered in a name or names other than the name of the Warrant Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Warrant Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Company for payment.
(g)
Automatic Cashless Exercise. To the extent that there has not been an exercise by the Warrant Holder pursuant to Section 2(a) hereof, any portion of the Warrant that remains unexercised shall be exercised automatically in whole (not in part), upon the Expiration Date in the manner set forth in Section 2(a)(ii).
(h)
Treatment upon Corporate Reorganization.
(i)
In the event of a Corporate Reorganization (other than an Asset Sale) in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Liquid Securities or a combination of cash and Liquid Securities (a “Cash/Public Sale Transaction”) and if this Warrant is outstanding immediately prior to such Cash/Public Sale Transaction, then: (A) if the Fair Market Value per Warrant Share is greater than the then applicable Exercise Price, this Warrant shall be automatically exchanged, without exercise, for (1) the same amount and kind of cash and/or Liquid Securities (including any contingent consideration) as it would have been entitled to receive upon the occurrence of such Cash/Public Sale Transaction if it had been, immediately prior to such Cash/Public Sale Transaction, a holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant minus (2) the Exercise Amount payable upon the exercise of this Warrant in full; and (B) if the Fair Market Value per Warrant Share is less than or equal to the then applicable Exercise Price, this Warrant shall be deemed to have expired immediately prior to the consummation of such Cash/Public Sale Transaction. In the event of a Cash/Public Sale Transaction as set forth in Section 2(h)(i)(A), the Company shall pay or deliver to the Warrant Holder the consideration contemplated in Section 2(h)(i)(A) promptly following the consummation of the Cash/Public Sale Transaction.

(ii)
If, at any time while this Warrant is outstanding, the Company consummates a Corporate Reorganization (other than an Asset Sale) that is not a Cash/Public Sale Transaction, then the Warrant Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property (including contingent consideration) as it would have been entitled to receive upon the occurrence of such Corporate Reorganization if it had been, immediately prior to such Corporate Reorganization, a holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The Company shall not effect any such Corporate Reorganization in which the Company is not the surviving corporation, unless prior to or simultaneously with the consummation thereof, any successor to the Company shall assume (i) the obligation to deliver to the Warrant Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Warrant Holder may be entitled to acquire pursuant to the exercise of this Warrant, and (ii) the other obligations of the Company under this Warrant.
(iii)
In the event of a Corporate Reorganization as set forth in clause (iv) of the definition thereof (an “Asset Sale”), the Warrant Holder shall be entitled to receive, without exercise of this Warrant, (1) the amount and kind of securities, cash or property (including contingent consideration) that the Warrant Holder would have been entitled to receive upon any distributions by the Company to its stockholders of all or a portion of the proceeds received by the Company pursuant to such Asset Sale, as if it had been, immediately prior to such Asset Sale, a holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant minus (2) the Exercise Amount payable upon the exercise of this Warrant in full.
Section 3.
Investment Representation; Unregistered Securities.
(a)
By accepting the Warrant, the Warrant Holder represents that it is acquiring the Warrant for its own account for investment purposes and not with the view to any sale or distribution, that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws, and that the Warrant Holder is an “accredited investor” as that term is defined in Rule 501 under the Securities Act.
(b)
Warrant Holder understands that the Warrant and the Warrant Shares have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, that the Warrants and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration, that the Warrants and the Warrant Shares shall bear a legend to such effect, and that appropriate stop transfer instructions may be issued. Warrant Holder further understands that such exemption depends upon, among other things, the bona fide nature of Warrant Holder’s investment intent expressed herein.

Section 4.
Validity of Warrant and Issuance of Shares.
(a)
The Company represents and warrants that this Warrant has been duly authorized, is validly issued, and constitutes the valid and binding obligation of the Company.
(b)
The Company further represents and warrants that on the date hereof it has duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of Shares as will be sufficient to permit the exercise in full of the Warrant, and that all such Shares are and will be duly authorized and, when issued upon exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.
Section 5.
Antidilution Provisions. The Exercise Price in effect at any time, and the number of Warrant Shares that may be purchased upon any exercise of the Warrant, shall be subject to change or adjustment as follows:
(a)
Share Reorganization. If the Company shall subdivide its outstanding Shares into a greater number of Shares, by way of a stock split, stock dividend or otherwise, or consolidate its outstanding Shares into a smaller number of Shares (any such event being herein called a “Share Reorganization”), then (i) the Exercise Price shall be adjusted, effective immediately after the effective date of such Share Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization, and (ii) the number of Shares subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Reorganization by a fraction, the numerator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding immediately before giving effect to such Share Reorganization.

(b)
Pro-Rata Distributions in Respect of Shares. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Shares (“Pro-Rata Distribution”) for no consideration (i) evidences of its indebtedness, (ii) any security (other than pursuant to a Share Reorganization which is governed by Section 5(a)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset, including cash (in each case, “Distributed Property”), then, upon any exercise (or deemed exercise for purposes of calculating consideration pursuant to Section 2(h)) of this Warrant that occurs after the record date fixed for determination of shareholder entitled to receive such distribution, the Warrant Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Warrant Holder would have been entitled to receive in respect of such number of Warrant Shares had the Warrant Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitation on exercise contained therein. The Company will at all times set aside in escrow and keep available for distribution to such holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Warrant Holder is entitled pursuant to this Section 5(b).
(c)
Other Issuances.
(i)
If the Company shall issue, sell or otherwise distribute any Shares (including, for the avoidance of doubt, any deemed issuance, sale or distribution described in paragraphs (ii) and (iii) below), other than pursuant to a Share Reorganization (which is governed by Section 5(a)) or a Pro-Rata Distribution (which is governed by Section 5(b)) (any such event, including any event described in paragraphs (ii) and (iii) below, being herein called a “Share Distribution”), for a consideration per Share less than the Exercise Price then in effect, then, effective upon such Share Distribution, the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price by a fraction, the numerator of which shall be the sum of (A) the number of Shares outstanding immediately prior to such Share Distribution multiplied by the Exercise Price, plus (B) the consideration, if any, received by the Company upon such Share Distribution, and the denominator of which shall be the product of (1) the total number of Shares outstanding immediately after such Share Distribution multiplied by (2) the Exercise Price. If any Share Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this Section 5(c), including by operation of paragraph (ii) or (iii) below, then, effective at the time such adjustment is made, the number of Shares subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such event and the denominator of which shall be the Exercise Price as adjusted in accordance with this Section 5(c). The provisions of this Section 5(c), including by operation of paragraph (ii) or (iii) below, shall not operate to increase the Exercise Price or reduce the number of Shares subject to purchase upon exercise of this Warrant.

(ii)
If the Company shall issue, sell, distribute (other than a Pro-Rata Distribution) or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Shares or any securities convertible into or exchangeable for Shares (such rights, warrants or options being herein called “Options” and such convertible or exchangeable securities being herein called “Convertible Securities”), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable or exercisable prior to the Expiration Date or thereafter, and the price per Share for which Shares are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (x) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price, then, for purposes of Section 5(c)(i), the total maximum number of Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per Share, determined as provided above, therefor. Except as otherwise provided in paragraph (iv) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

(iii)
If the Company shall issue, sell or otherwise distribute (other than a Pro-Rata Distribution) (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable or exercisable prior to the Expiration Date or thereafter, and the price per Share for which Shares are issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the aggregate amount received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the maximum number of Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price, then, for purposes of Section 5(c)(i), the total maximum number of Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per Share, determined as provided above, therefor. Except as otherwise provided in paragraph (iv) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.
(iv)
If (x) the purchase price provided for in any Option referred to in Section 5(c)(ii) or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 5(c)(ii) or 5(c)(iii) or the rate at which any Convertible Securities referred to in Sections 5(c)(ii) or 5(c)(iii) are convertible into or exchangeable for Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section 5), or (y) any of such Options or Convertible Securities shall have terminated, lapsed or expired, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (x) of this paragraph (iv)) or had such adjustment not been made (in the case of any event referred to in clause (y) of this paragraph (iv)).

(v)
If any Shares, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefore, less any expenses in excess of reasonable and customary expenses in connection therewith. If any Shares, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration at the time of its receipt by the Company as determined in good faith by the Board of Directors of the Company, less any expenses in excess of reasonable and customary expenses incurred in connection therewith. If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.
(vi)
Notwithstanding the foregoing, no adjustment will be made under this Section 5(c) in respect of: (i) the issuance of securities upon the exercise or conversion of any securities issued by the Company on prior to the date hereof, (ii) the issuance of Warrant Shares upon exercise of the Warrants, (iii) the grant of options, warrants, Shares or other common stock equivalents under any duly authorized employee stock option, restricted stock plan or stock purchase plan of the Company whether now existing or hereafter approved by the Board of Directors of the Company and its shareholders in the future, and the issuance of Shares in respect thereof, (iv) the issuance of Shares as consideration to third party sellers in connection with the acquisition of all or a controlling interest in another business (whether by merger, purchase of stock or assets or otherwise) if such issuance is approved by the Board of Directors of the Company, or (v) the issuance of securities in a transaction described in paragraph (a) or (b) of this Section 5.
(d)
Above Market Purchases of Securities. If, at any time after the date hereof, the Company or any subsidiary shall repurchase (a “Repurchase”), by self-tender offer or otherwise, any securities of the Company at an aggregate repurchase price that exceeds the aggregate Market Price for the securities repurchased determined as of the Business Day immediately prior to the earliest of (i) the date of such Repurchase, (ii) the commencement of an offer to repurchase or (iii) the public announcement of either of the foregoing (such date being referred to as the “Determination Date”), then the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted as follows:

(A) The Exercise Price shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such issuance or sale multiplied by (B) a fraction, (I) the numerator of which shall be (x) the product of (1) the Market Price for the Shares as of the Determination Date multiplied by (2) the number of Shares outstanding immediately following the consummation of the Repurchase less (y) the Repurchase Premium (as defined below), and (II) the denominator of which shall be (x) the product of (1) the Market Price for the Shares as of the Determination Date multiplied by (2) the number of Shares outstanding immediately following the consummation of the Repurchase.

(B) The number of Warrant Shares issuable upon exercise of this Warrant shall be increased to the number of Shares determined by multiplying (x) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such distribution times (y) a fraction (1) the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment in clause (A) of this Section 5(d) and (2) the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

The amount by which the aggregate repurchase price for all securities repurchased in any Repurchase (including for such purposes any fees or other direct or indirect consideration payable in connection therewith) exceeds the aggregate Market Price for such securities is referred to as the “Repurchase Premium.” The provisions of this Section 5(d) shall not operate to increase the Exercise Price or reduce the number of Shares subject to purchase upon exercise of this Warrant.

(e)
Adjustment Rules.
(i)
Any adjustments pursuant to this Section 5 shall be made successively whenever any event referred to herein shall occur, except that, notwithstanding any other provision of this Section 5, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrant Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of Warrant Shares to be so delivered.
(ii)
No adjustments shall be made pursuant to this Section 5 in respect of the issuance of Warrant Shares upon exercise of the Warrant.
(iii)
If the Company shall take a record of the holders of its Shares for any purpose referred to in this Section 5, then (x) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (y) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Section 5 in respect of such action.
(iv)
In computing adjustments under this Section 5, (A) fractional interests in Shares shall be taken into account to the nearest one-thousandth of a Share, and (B) calculations of the Exercise Price shall be carried to the nearest one-thousandth of one cent.
(f)
Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares which the Warrant Holder is entitled to receive upon exercise of the Warrant.

(g)
Notice of Adjustment. Not less than ten (10) days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Warrant Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Warrant Holder of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable. In connection with any such adjustment or readjustment, at its sole cost and expense, the Company will also cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify its computations and, in connection with the preparation of the Company’s quarterly financial statements prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Company for any Share Distribution issued or sold or deemed to have been issued, (ii) the number of Shares outstanding or deemed to be outstanding, and (iii) the Exercise Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by this Section 5) on account thereof. The Company will forthwith mail a copy of each such report to the Warrant Holder and will, upon the written request at any time of the Warrant Holder, furnish to such holder a like report setting forth the Exercise Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its office and will cause the same to be available for inspection at such office during normal business hours by the Warrant Holder or any prospective purchaser of this Warrant designated by the Warrant Holder.
(h)
Subsequent Warrants. Irrespective of any adjustments in the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant, any successor or replacement warrants issued prior to or thereafter may continue to express the same Exercise Price per Share and number and kind of Warrant Shares as are stated in this Warrant but will have the same Exercise Price and number of Warrant Shares issuable as so adjusted.
(i)
Disputes. Any dispute which arises between the Warrant Holder and the Company with respect to the calculation of the adjusted Exercise Price or Warrant Shares issuable upon exercise shall be determined by the independent auditors of the Company, and such determination shall be binding upon the Company and the holders of the Warrants and the Warrant Shares if made in good faith and without manifest error.
(j)
Other Actions Affecting Shares.

(i)
Equitable Equivalent. In case any event shall occur as to which the provisions of this Section 5 set forth above hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of the Warrant Holder, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of this Section 5, then, in each such case, at the request of the Warrant Holder, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of the Company and shall be satisfactory to the Requisite Holders), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 5, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.
(ii)
No Avoidance. The Company shall not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment as if the holder was a shareholder of the Company entitled to the benefit of fiduciary duties afforded to shareholders under Pennsylvania law.
(k)
Calculation of Consideration Received. The consideration for the issue or sale of any Share Distribution shall, irrespective of the accounting treatment of such consideration:
(i)
insofar as it consists of cash, be computed at the amount of cash actually received by the Company without reduction for any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;
(ii)
insofar as it consists of property (including securities) other than cash actually received by the Company, be computed at the Appraised Value thereof at the time of such issue or sale; and
(iii)
insofar as it consists neither of cash nor of other property, be computed as having no value.

(l)
Adjustment of Par Value. If for any reason (including the operation of the adjustment provisions set forth in this Warrant), the Exercise Price on any date of exercise of this Warrant shall not be lawful and adequate consideration for the issuance of the relevant Warrant Shares, then the Company shall take such steps as are necessary (including the amendment of its certificate of incorporation so as to reduce the par value of the Shares) to cause such Exercise Price to be adequate and lawful consideration on the date the payment thereof is due, but if the Company shall fail to take such steps, then the Company acknowledges that the Warrant Holder shall have been damaged by the Company in an amount equal to an amount, which, when added to the total Exercise Price for the relevant Warrant Shares, would equal lawful and adequate consideration for the issuance of such Warrant Shares, and the Company irrevocably agrees that if the Warrant Holder shall then forgive the right to recover such damages from the Company, such forgiveness shall constitute, and Company shall accept such forgiveness as, additional lawful consideration for the issuance of the relevant Warrant Shares.
(m)
Appraisal.
(i)
If the Requisite Holders shall, for any reason whatsoever, disagree with the Company’s determination of the Appraised Value of a Share, then such holders shall by notice to the Company (an “Appraisal Notice”) given within sixty (60) days after the Company notifies the holders of such determination, elect to dispute such determination, and such dispute shall be resolved as set forth in clause (ii) of this Section.
(ii)
The Company shall within ten (10) days after an Appraisal Notice shall have been given, engage an independent investment bank of national repute (the “Appraiser”) selected by the Requisite Holders and retained pursuant to an engagement letter between the Company and the Appraiser with respect to such valuation in form and substance reasonably acceptable to Requisite Holders, to make an independent determination of the Appraised Value of a Share; such value shall be determined without deduction for (a) liquidity considerations, (b) minority shareholder status, or (c) any liquidation or other preference or any right of redemption in favor of any other equity securities of the Company. The costs of engagement of such investment bank for any such determination of Appraised Value shall be paid by the Company.
(n)
Trading Market Limitation.
(i)
Notwithstanding any other provisions in this Warrant to the contrary, unless and until the Shareholder Approval is received, no adjustment pursuant to this Section 5 shall require the Company to issue more than an aggregate of 2,858,843 Shares upon exercise of the Warrant (“Warrant Share Cap”); provided that the Warrant Share Cap shall be adjusted in connection with any Share Reorganization in the same manner as the number of Warrant Shares is adjusted pursuant to Section 5(a).

(ii)
As a condition precedent to the Company consummating any transaction that, but for the application of Section 5(n)(i), would have resulted in an adjustment which would have required the Company to issue Shares upon exercise of the Warrant in excess of the Warrant Share Cap, the Company shall obtain shareholder approval and take such other actions as reasonably necessary (collectively, the “Shareholder Approval”) to permit the issuance of Shares in excess of the Warrant Share Cap.
(o)
Adjusted Exercise Price and Warrants. For the avoidance of doubt, pursuant to the provisions set forth in this Section 5, as of the Assignment Date, the Warrant Holder shall be entitled to purchase 402,126 Shares at a price per Share equal to an exercise price of $1.50.
Section 6.
Transfer of Warrant. Subject to the other terms hereof and all applicable laws, including the Securities Act, the Warrant Holder may freely transfer this Warrant and the Warrant Shares in whole or in part to any Person at any time and from time to time; provided that in no event shall this Warrant or any Warrant Shares be assigned to a competitor of the Company, as determined in good faith by the Board of Directors of the Company. The Warrant Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Exhibit B and upon surrender of this Warrant to the Company, the Company shall execute and deliver a new Warrant with appropriate changes to reflect such Assignment, in the name or names of the assignee or assignees specified in the Warrant Assignment or other instrument of assignment and, if the Warrant Holder’s entire interest is not being transferred or assigned, in the name of the Warrant Holder, and upon the Company’s execution and delivery of such new Warrant, this Warrant shall promptly be cancelled. The Warrant Holder shall pay any transfer tax imposed in connection with such assignment (if any). Any transfer or exchange of this Warrant shall be without charge to the Warrant Holder (except as provided above with respect to transfer taxes, if any) and any new Warrant issued shall be dated the date hereof.
Section 7.
Assistance in Disposition of Warrant or Warrant Shares. Notwithstanding any other provision herein, in the event that it becomes unlawful for the Warrant Holder to continue to hold the Warrant, in whole or in part, or some or all of the Shares held by it, or restrictions are imposed on any the Warrant Holder by any statute, regulation or governmental authority which, in the judgment of the Warrant Holder, make it unduly burdensome to continue to hold the Warrant or such Shares, the Warrant Holder may sell or otherwise dispose of the Warrant (subject to the restrictions on transfer provided in Section 6) or its Shares, and the Company agrees to provide reasonable assistance to the Warrant Holder in disposing of the Warrant and such Shares in a prompt and orderly manner and, at the request of the Warrant Holder, to provide (and authorize the Warrant Holder to provide) financial and other information concerning the Company to any prospective purchaser of the Warrant or Shares owned by the Warrant Holder.
Section 8.
Identity of Transfer Agent. The Transfer Agent for the Common Stock is Broadridge Corporate Issuer Solutions, Inc. Upon the appointment of any subsequent transfer agent for the Shares, the Company will send to the Warrant Holder a statement setting forth the name and address of such transfer agent.

Section 9.
Covenants. The Company agrees that:
(a)
Information. So long as this Warrant remains outstanding, the Company will deliver to the Warrant Holder :
(i)
as soon as available and in any event within ninety (90) days after the end of each fiscal year, an audited consolidated balance sheet of the Company and its consolidated subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on without qualification by public accountants of nationally recognized standing;
(ii)
as soon as available but not later than forty-five (45) days after the end of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such quarter, and the related consolidated statements of income and cash flows for such quarter and for the portion of the fiscal year then ended, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, , subject only to normal year-end audit adjustments and the absence of footnotes, and setting forth, in each case, in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year;
(iii)
promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act actually prepared by the Company as soon as available; and
(iv)
promptly, upon the issuance thereof, all statements and notices sent to the Company’s shareholders.

The information requirements set forth in Sections 9(a)(i)-(iv) shall be deemed to be satisfied upon filing of such information via EDGAR with the Commission.

(b)
Securities Filings; Rules 144 & 144A. The Company will (i) file any reports required to be filed by it under the Securities Act, the Exchange Act or the rules and regulations adopted by the Commission thereunder, (ii) use its commercially reasonable efforts to cooperate with the Warrant Holder and each holder of Warrant Shares in supplying such information concerning the Company as may be necessary for the Warrant Holder or holder of Warrant Shares to complete and file any information reporting forms currently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares, (iii) take such further action as the Warrant Holder may reasonably request to the extent required from time to time to enable the Warrant Holder to sell Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or 144A under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (iv) upon the request of the Warrant Holder, deliver to the Warrant Holder a written statement as to whether it has complied with such reporting requirements; provided that this subsection (b) shall not require the Company to make any filing under the Securities Act or Exchange Act which the Company is not otherwise obligated to make.
(c)
Obtaining of Governmental Approvals and Stock Exchange Listings. The Company will, at its own expense, (i) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to satisfy its obligations hereunder, and (ii) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on the Trading Market, if any, on which the Shares are then listed.
(d)
Registration Rights. The Company shall notify the Warrant Holder in writing at least twenty (20) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company), and will afford such Warrant Holder an opportunity to include in such registration statement all or part of the Warrant Securities. If the Warrant Holder desires to include in any such registration statement all or any part of the Warrant Securities held by it the Warrant Holder shall, within seven (7) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Warrant Securities by the Warrant Holder. If the Warrant Holder decides not to include all of its Warrant Securities in any registration statement thereafter filed by the Company, the Warrant Holder shall nevertheless continue to have the right to include any Warrant Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(e)
Structural Dilution. So long as this Warrant remains outstanding, the Company shall not permit any of its subsidiaries to issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of any equity securities of such subsidiary or any securities convertible into or exchangeable for such equity securities (or any rights to subscribe for or to purchase, or any warrants or options for the purchase of any such convertible or exchangeable securities), whether or not immediately exercisable or exercisable prior to the Expiration Date or thereafter.
(f)
Notices Of Corporate Action. In the event of:
(i)
any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, or any right to subscribe for, purchase or otherwise acquire any Shares or any other securities or property, or to receive any other right, or
(ii)
any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or any other Corporate Reorganization, or
(iii)
any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or
(iv)
any issuance of any Shares, Convertible Security or Option by the Company,

the Company will send to the Warrant Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, or other Corporate Reorganization, or dissolution, liquidation or winding-up is to take place, (iii) the time, if any such time is to be fixed, as of which the holders of record of Shares (or other securities under Section 5(d)) shall be entitled to exchange their Shares (or other securities under Section 5(d)) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, or other Corporate Reorganization, or dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iv) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor. Such notice shall be mailed at least ten (10) days prior to the date therein specified.

Section 10.
Lost, Mutilated or Missing Warrants. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares on identical terms as this Warrant.
Section 11.
Waivers; Amendments. Any provision of this Warrant may be amended or waived with (but only with) the written consent of the Company and the Requisite Holders; provided that no such amendment or waiver shall, without the written consent of the Company and the Warrant Holder, (a) change the number of Warrant Shares issuable upon exercise of the Warrant or the Exercise Price, (b) shorten the Expiration Date, or (c) amend, modify or waive the provisions of this Section or the definition of “Requisite Holders.” Any amendment or waiver effected in compliance with this Section shall be binding upon the Company and the Warrant Holder. The Company shall give prompt notice to the Warrant Holder of any amendment or waiver effected in compliance with this Section. No failure or delay of the Company or the Warrant Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and the Warrant Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.
Section 12.
Miscellaneous.
(a)
Shareholder Rights. The Warrant shall not entitle any Warrant Holder, prior to the exercise of the Warrant, to any voting rights as a shareholder of the Company.
(b)
Expenses. The Company shall pay all reasonable out-of-pocket expenses of the Warrant Holder, including reasonable fees and disbursements of counsel, in connection with the preparation of the Warrant, any waiver or consent hereunder or any amendment or modification hereof (regardless of whether the same becomes effective). The Company shall not be required to pay any expenses of the Warrant Holder under any other circumstance including those arising solely in connection with a transfer of the Warrant.
(c)
Successors and Assigns. All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.
(d)
Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(e)
Notices. Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by (i) first-class mail or courier, postage prepaid, or (ii) facsimile (if to the Company) or email, and addressed as follows: (a) if to the Company, addressed to the Company at its address for notices as set forth below its signature hereon or any other address as the Company may hereafter notify to the Warrant Holder and (b) if to the Warrant Holder, addressed to such address as the Warrant Holder may hereafter from time to time notify to the Company for the purposes of notice hereunder. Notices sent by (i) facsimile shall be deemed received upon confirmation of delivery thereof or (ii) email, shall be deemed received upon confirmation of receipt by the recipient thereof (including by means of a “read receipt” or similar function or by reply email).
(f)
Equitable Remedies. Without limiting the rights of the Company and the Warrant Holder to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform its obligations hereunder, the Company and the Warrant Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.
(g)
Continued Effect. Rights and benefits conferred on the holders of Warrant Shares pursuant to the provisions hereof shall continue to inure to the benefit of, and shall be enforceable by, such holders, notwithstanding the surrender of the Warrant to, and its cancellation by, the Company upon the full or partial exercise or repurchase hereof.
(h)
Confidentiality. The Warrant Holder agrees to keep confidential any proprietary information relating to the Company delivered by the Company hereunder; provided that nothing herein shall prevent the Warrant Holder from disclosing such information: (i) to any holder of Warrants or Warrant Shares, (ii) to any Affiliate of any holder of Warrants or Warrant Shares or any actual or potential transferee of the rights or obligations hereunder that agrees to be bound by this Section 12(h), (iii) upon order, subpoena, or other process of any court or administrative agency or otherwise required by law, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed, (vi) which has been obtained from any Person that is not a party hereto or an affiliate of any such party and which was not disclosed to the Warrant Holder in violation of a confidentiality obligation to the Company known to the Warrant Holder, (vii) as may be required in connection with the exercise of any remedy, or the resolution of any dispute hereunder (provided that the Warrant Holder uses commercially reasonable efforts to prevent further dissemination of the information) or (viii) to the legal counsel or certified public accountants for any holder of Warrants or Warrant Shares.
(i)
Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

(j)
Section Headings. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized signatory as of the day and year first above written.

SOCIETAL CDMO, INC., a Pennsylvania

corporation

By: /s/ Ryan D. Lake

Name: Ryan D. Lake

Title: Chief Financial Officer

Address for Notices:

Ryan Lake

Chief Financial Officer

Societal CDMO, Inc.

1 E. Uwchlan Ave., Suite 112

Exton, Pennsylvania 19341

Email: ryan.lake@societalcdmo.com

Phone: (770) 531-8365

With a copy to:

Jennifer Porter

Goodwin Procter LLP

2929 Arch Street

Suite 1700

Philadelphia, PA 19104

Email: JPorter@goodwinlaw.com

Phone: (445) 207-7806

Exhibit A to Warrant

Form of Notice of Exercise

_________________,20___

To: [ ]

Reference is made to the Warrant dated July [_], 2023. Terms defined therein are used herein as therein defined.

The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase Shares, and makes payment herewith in full therefor at the Exercise Price of $______________ in the following form: __________________.

[If the number of Shares as to which the Warrant is being exercised is less than all of the Shares purchasable thereunder, the undersigned hereby requests that a new Warrant representing the remaining balance of the Shares be registered in the name of __________________, whose address is: __________________.]

The undersigned hereby represents that it is exercising the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

[NAME OF WARRANT HOLDER]

By:______________________________

Name:

Title:

[ADDRESS OF WARRANT HOLDER]

Exhibit B to Warrant

Form of Warrant Assignment

Reference is made to the Warrant dated March [ ], 2023, issued by Societal CDMO, Inc. Terms defined therein are used herein as therein defined.

FOR VALUE RECEIVED (the “Assignor”) hereby sells, assigns and transfers all of the rights of the Assignor as set forth in such Warrant, with respect to the number of Warrant Shares covered thereby as set forth below, to the Assignee(s) as set forth below:

Name(s) of Assignee(s)	Address(es)	Number of Warrant Shares

All notices to be given by the Company to the Assignor as Warrant Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, then also to the Assignor.

In accordance with Section 7 of the Warrant, the Assignor requests that the Company execute and deliver a new Warrant or Warrants in the name or names of the assignee or assignees, as is appropriate, or, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, new Warrants in the name or names of the assignee or the assignees, as is appropriate, and in the name of the Assignor.

The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated: _______________, 20___

[NAME OF ASSIGNOR]

By:______________________________

Name:

Title:

[ADDRESS OF WARRANT HOLDER]